Exhibit 99.1

NEWS RELEASE

SILICON LABORATORIES COMPLETES ACQUISITION OF INTEGRATION ASSOCIATES, DIVERSIFIED
MIXED-SIGNAL COMPANY

AUSTIN, Texas – July 30, 2008 - Silicon Laboratories Inc. (Nasdaq: SLAB) today announced it has completed the acquisition of Silicon Valley-based Integration Associates, an innovator in analog-intensive, highly integrated ICs, for $80 million net, taking into consideration Integration Associates’ net assets. Integration Associates adds a diverse portfolio of connectivity, wireless and power solutions and nearly 100 engineers to Silicon Laboratories.

“This acquisition accelerates our entry into the short-range wireless market, expands our power portfolio and adds complementary IP to augment R&D investments underway,” said Necip Sayiner, president and chief executive officer of Silicon Laboratories. “In addition to the products and revenue the company brings to Silicon Labs, we believe the Integration team is a strong technical and cultural fit, and we’re also gaining a design center in Silicon Valley, a strategic location for technical recruiting.”

The dilutive impact of the transaction in 2008 is expected to be offset by better than anticipated performance in Silicon Laboratories’ existing business. The acquisition is expected to be accretive in 2009. Integration’s products will be sold under the Silicon Laboratories brand and supported by Silicon Laboratories’ global sales and support network.

About Silicon Laboratories Inc.

Silicon Laboratories is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs.  Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of highly-integrated, easy-to-use products offers customers significant advantages in performance, size and power consumption.  These patented solutions serve a broad set of markets and applications including consumer, communications, computing, industrial and automotive.

Headquartered in Austin, TX, Silicon Labs is a global enterprise with operations, sales and design activities worldwide.  The company is committed to contributing to our customers’ success by recruiting the highest quality talent to create industry-changing innovations. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will,” “expanding,” “growing,” and similar phrases as they relate to Silicon Laboratories or Integration Associates are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the acquisition may not yield the expected benefits due to the failure to properly integrate the acquired business and employees; risks that the customer base and revenue of the acquired business may cease to expand or may decline; risks that the acquired business’ products under development may fail to achieve market acceptance; risks of disputes regarding the acquired business; risks that the performance of Silicon Laboratories’ existing business may not offset the dilutive effect of the acquisition; risks associated with quarterly fluctuations in revenues and operating results; risks that average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; risks associated with the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

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